Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(192,329,550)
Unrealized Gain (Loss) on Market Value of Futures	321,546,480
Dividend Income	185,971
Interest Income	2,601,294
ETF Transaction Fees	29,000
Total Income (Loss)	$132,033,195

Expenses
General Partner Management Fees	$526,981
Professional Fees	133,562
Brokerage Commissions	212,595
Non-interested Directors' Fees and Expenses	16,552
Prepaid Insurance Expense	13,090
NYMEX License Fee	17,566
SEC & FINRA Registration Expense	49,497
Total Expenses	$969,843
Net Income (Loss)	$131,063,352

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/19	$1,328,681,158
Additions (29,200,000 Shares)	329,845,158
Withdrawals (28,100,000 Shares)	(327,556,559)
Net Income (Loss)	131,063,352

Net Asset Value End of Month	$1,462,033,109
Net Asset Value Per Share (120,500,000 Shares)	$12.13

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596